
                                                                                                                         EXHIBIT 12
                                                  RESCARE, INC. AND SUBSIDIARIES
                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                 (IN THOUSANDS, EXCEPT RATIO DATA)




                                                                                           Year Ended December 31
                                                                          ---------------------------------------------------------
                                                                             1997        1998        1999        2000       2001
                                                                          ---------   ---------   ---------   ---------   ---------
Earnings Computation:
    Earnings (loss) from continuing operations
     before income taxes                                                  $  26,618   $  38,416   $  19,889   $  24,823   $  (6,285)
    Fixed charges                                                            10,604      22,074      27,764      31,166      29,508
                                                                          ---------   ---------   ---------   ---------   ---------

        Total earnings                                                    $  37,222   $  60,490   $  47,653   $  55,989   $  23,223
                                                                          =========   =========   =========   =========   =========


Fixed Charges Computation:
    Interest expense                                                      $   6,600   $  15,556   $  19,925   $  23,446   $  20,949
    Interest component of rent expense                                        4,004       6,518       7,839       7,720       8,559
                                                                          ---------   ---------   ---------   ---------   ---------

        Total fixed charges                                               $  10,604   $  22,074   $  27,764   $  31,166   $  29,508
                                                                          =========   =========   =========   =========   =========


        Ratio of earnings to fixed charges                                      3.5         2.7         1.7         1.8         0.8
                                                                          =========   =========   =========   =========   =========

